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                                                                      Exhibit 11
                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (expressed in thousands, except share and per share amounts)


                                                                                    Three Months Ended
                                                                                         March 31,

                                                                                   1994            1993
                                                                               -----------      -----------
PRIMARY EARNINGS PER SHARE
Earnings
  Net income (loss)                                                            $     2,848      $    (3,165)
  Deduct dividends on preferred shares                                               1,869               --
                                                                               -----------      -----------
  Net income (loss) applicable to common stock                                 $       979      $    (3,165)
                                                                               ===========      ===========

Shares
  Weighted average number of common shares outstanding                          80,326,139       80,016,466


  Assuming exercise of stock options reduced by the
    number of shares which could have been
    purchased with the proceeds from exercise of
    such options                                                                   517,930               --

  Assuming conversion of 6% convertible debentures                               4,848,485               --
                                                                               -----------      -----------
  Weighted average number of common shares outstanding,
    as adjusted                                                                 85,692,554       80,016,466
                                                                               ===========      ===========

  Primary earnings (loss) per common share                                     $       .01      $      (.04)
                                                                               ===========      ===========
FULLY DILUTED EARNINGS PER SHARE (1)
Earnings
  Net income (loss)                                                            $     2,848      $    (3,165)
                                                                               ===========      ===========

Shares
  Weighted average number of common shares outstanding                          80,326,139       80,016,466

  Assuming conversion of 6% convertible debentures                               4,848,485        4,848,485
  Assuming exercise of stock options reduced by the
    number of shares which could have been
    purchased with the proceeds from exercise
    of such options                                                                550,551            1,720
  Assuming conversion of preferred stock                                        10,952,600               --
                                                                               -----------      -----------
  Weighted average number of common shares
    outstanding, as adjusted                                                    96,677,775       84,866,671
                                                                               ===========      ===========


Net income (loss) per common share assuming full dilution                      $       .03      $      (.04)
                                                                               ===========      ===========
ADDITIONAL PRIMARY COMPUTATION (1)

Net income (loss) applicable to common stock, as adjusted per
  primary computation above                                                    $       979      $    (3,165)
                                                                               ===========      ===========
Additional adjustment to weighted average number of shares
 outstanding:
  Weighted average number of shares outstanding,
    as adjusted per primary computation above                                   80,326,139       80,016,466

  Anti-dilutive effect of outstanding options (as
    determined by the application of the treasury
    stock method)                                                                  517,930            1,720
  Anti-dilutive effect of conversion of 6%
    convertible debentures                                                       4,848,485        4,848,485
                                                                               -----------      -----------
  Weighted average number of shares, as adjusted                                85,692,554       84,866,671
                                                                               ===========      ===========

Primary earnings per share, as adjusted                                        $       .01      $      (.04)
                                                                               ===========      ===========

(1)     These calculations are submitted in accordance with Regulation S-K
        Item 601(b)(11) although it is contrary to paragraphs 30 and 40 of APB Opinion No. 15 because it produces an anti-dilutive result.